UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

Fortress Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35366 (Commission File Number)	20-5157386 (I.R.S. Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Fortress Biotech, Inc. (the “Company”) approved a new compensation package for David Jin, the Chief Financial Officer of the Company, to reflect his increased responsibilities after being appointed into his current role on August 16, 2022 (the “Appointment Date”). The compensation package consists of: (a) a $400,000 base salary, effective as of the Appointment Date, with a target 40% cash bonus to be authorized in the discretion of the Compensation Committee; (b) a $52,500 one-time promotion bonus; and (c) 1,350,000 restricted stock units that will vest in 48 equal monthly installments after the grant date, October 26, 2022. The shares underlying the restricted stock units will not be settled until the earlier of the tenth business day of January of the year following certain terminations of Mr. Jin’s service from the Company and the consummation of a Corporate Transaction (as defined in the Fortress Biotech, Inc. 2013 Stock Incentive Plan). The form of Restricted Stock Unit Agreement between Mr. Jin and the Company is attached as Exhibit 10.1 to this report and is incorporated by reference to this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Agreement (David Jin)
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: October 28, 2022

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer